Exhibit (h)(17) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

Amendment to Financial Administration

and Accounting Services Agreement

This Amendment to Financial Administration and Accounting Services Agreement (this “Amendment”) is dated as of March 1, 2015, by and among each of the investment companies listed on Exhibit A hereto (each, a “Trust”) and State Street Bank and Trust Company (“State Street”).

RECITALS

WHEREAS, the Trusts and State Street are parties to a certain Financial Administration and Accounting Services Agreement, dated as of March 1, 2011 (such agreement, together with all exhibits, schedules, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Amendments. The Agreement is hereby amended as follows:

(a) The first sentence of Section XV.A of the Agreement is deleted in its entirety and replaced as follows:

“A. Term. This Agreement shall become effective as of March 1, 2015 and shall remain in full force and effect for a period of four (4) years from the effective date (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term.”

(b) The first paragraph of Section XVI. of the Agreement is deleted in its entirely and replaced as follows:

“State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time as set forth in the fee schedule between, and agreed upon by, the parties (the “Fee Schedule”). The parties shall review the existing Fee Schedule and an appropriate adjustment to the fee, if any, shall be negotiated by the parties within ninety (90) days in the event that (i) there is a substantial change in the number or mix of types of funds, other than a change resulting from the merging or closing of funds in the normal course of business; (ii) new types of funds are offered; or (iii) there are material modifications or changes to the service delivery requirements.”

(c) Section X of the Agreement is hereby amended to amend the notice address to State Street, as follows:

“STATE STREET BANK AND TRUST COMPANY

1 Iron Street

Boston, MA 02210

Attention: Michael E. Hagerty, Senior Vice President, Mailstop CCB0700

Telephone: 617-662-3630

Facsimile: 617-662-3690

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

P.O. Box 5049

Boston, MA 02206-5039

Attention: Senior Vice President and Senior Managing Counsel

(d) Exhibit A to the Agreement is deleted in its entirety and replaced with the attached Exhibit A.

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

3. Governing Law. This Amendment shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules.

4. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Financial Administration and Accounting Services Agreement to be executed as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

EACH OF THE INVESTMENT COMPANIES

LISTED ON EXHIBIT A ATTACHED HERETO

By:	/s/ Lori A. Hensler
Name:	Lori A. Hensler
Title:	Treasurer

EXHIBIT A

TO THE FINANCIAL ADMINISTRATION ACCOUNTING AND

SERVICES AGREEMENT

(Updated as of December 31, 2015)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated High Income Bond Fund, Inc.

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Strategies Fund

Federated Managed Risk Fund

Federated Managed Volatility Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated High Yield Trust:

Federated Equity Advantage Fund

Federated High Yield Trust

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series:

Federated Managed Tail Risk Fund II

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Volatility Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Managed Volatility Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Money Market Obligations Trust:

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund